Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Todd Mills
Phone:	781.332.7442
Email:	ir@onebeacon.com

ONEBEACON REPORTS 16% GROWTH IN ADJUSTED BOOK VALUE PER SHARE FOR FULL YEAR 2007

 - Company Declares $200 Million Special Dividend -

HAMILTON, Bermuda (February 4, 2008) – OneBeacon Insurance Group, Ltd. (NYSE:OB) today reported adjusted book value per share of $19.14, an increase of 16.2% for the twelve months ended December 31, 2007 and 2.6% for the fourth quarter, including dividends.

Mike Miller, CEO of OneBeacon, said “OneBeacon closed its first full year as a public company with another strong quarter driven by continued good underwriting results and solid investment returns. Improved combined ratios of 93% for both the fourth quarter and the year reflect contributions from all areas of our business in a tough competitive environment.”

Added Miller, “Our excellent 2007 results and our longstanding emphasis on capital management positioned us to declare the $200 million special dividend. OneBeacon’s capital position after the dividend continues to support our business needs and remaining share-repurchase activities, as well as continuing to seek new specialized business opportunities.  For 2008 our focus will continue to be on underwriting discipline and sound capital management.”

Fourth-quarter results include $9 million of withholding taxes associated with the special dividend declaration announced earlier today.  Excluding the impact of these taxes and adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, adjusted comprehensive net income for the quarter was $66 million, net income was $69 million or $0.69 per share and adjusted operating income was $49 million or $0.49 per share.  Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, comprehensive net income for the quarter was $58 million, net income was $60 million or $0.61 per share and adjusted operating income was $40 million or $0.40 per share. These adjusted amounts are non-GAAP financial measures which are explained later in this release.

Adjusted for the economic defeasance of the company’s mandatorily redeemable preferred stock, adjusted comprehensive net income for the full year ended December 31, 2007 was $300 million, net income was $306 million or $3.06 per share and adjusted operating income was $193 million or $1.93 per share.

Primary Insurance Operations

The GAAP combined ratio was 92.8% for the fourth quarter versus 98.3% for the fourth quarter of 2006. The improvement reflects lower catastrophe losses and favorable development on prior accident year losses, as well as the impact of office consolidation costs incurred in the fourth quarter 2006. Pretax income for the fourth quarter of 2007 was $83 million, compared to $65 million in the fourth quarter of 2006. During the fourth quarter, OneBeacon reallocated $117 million of reserves from ongoing lines of business to run-off claims. As a result of the reallocation, reserves for run-off claims are more conservative, while reserves on the ongoing lines remain strong. This reallocation had the effect of lowering the combined ratios for Specialty, Commercial and Personal Lines, but had no net impact on OneBeacon’s overall results.

The GAAP combined ratio for the full year ended December 31, 2007 was 92.8%, as compared to 96.3% reported for the full year 2006.  Similar to the quarter, the improvement reflects the lower catastrophe losses and favorable development on prior accident year losses.  Full year 2007 results additionally benefited from the third quarter gain on the partial settlement of the qualified pension liabilities and premium tax refund, partially offset by office consolidation costs and costs associated with the previously announced staff reductions. The net impact of these items decreased the combined ratio by less than 1 point for the full year. Pretax income for the full year 2007 was $399 million and $304 million for the same period in 2006.

Net written premiums were $427 million for the fourth quarter of 2007 as compared to $432 million in the fourth quarter of 2006. Through twelve months of 2007, net written premiums totaled $1,864 million as compared to $1,958 million through twelve months of 2006. Excluding the Agri business that was sold in September 2006, net written premiums declined by 0.8% as compared to the fourth quarter of 2006 and by 1.4% for the full year 2007. Fourth-quarter net written premiums grew by 17.3% in Specialty Lines and 0.6% in Commercial Lines, and decreased by 11.2% in Personal Lines, primarily due to the continued decline of the assigned-risk pools and the competitive marketplace. Through twelve months, Specialty Lines net written premiums increased by 20.0% over the prior year (excluding Agri), Commercial Lines premiums were up 1.3%, and Personal Lines decreased by 13.8%.

Consolidated Investment Results

For the fourth quarter, the GAAP total return on invested assets was 1.6% as compared to 3.0% for the same period in 2006. Net investment income was $52 million, compared to $43 million in the fourth quarter of 2006. Net realized investment gains for the fourth quarter of 2007 were $31 million, compared to $59 million in the fourth quarter 2006. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was a decrease of $4 million in the fourth quarter of 2007, compared to a $45 million increase in the fourth quarter of 2006.

For the full year, GAAP total return on invested assets was 7.5% as compared to 8.6% through December 31, 2006. Through twelve months, net investment income was $209 million as compared to $192 million through the same period in 2006.  Net realized investment gains through twelve months were $174 million, compared to $164 million for the full year 2006. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was an $8 million decrease for full year 2007, compared to a $40 million increase through twelve months of 2006.

Company to Host Webcast

OneBeacon will host its fourth quarter 2007 Webcast for analysts and investors at 10:00 a.m. ET on Monday, February 4.  A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s Web site www.onebeacon.com. An audio playback of the teleconference will be available on the site shortly following the Webcast.

About OneBeacon

OneBeacon Insurance Group, Ltd.’s operating subsidiaries offer a range of specialty and segmented commercial and personal insurance products, which are sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The Company is publicly traded on the New York Stock Exchange under the symbol “OB”.

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS
($ in millions)
(Unaudited)

	December 31, 2007	September 30, 2007	December 31, 2006
Assets
Available-for-sale investments:
Fixed maturity investments	$2,966.6	$3,011.3	$3,160.0
Common equity securities	832.1	796.2	737.1
Convertible bonds	389.2	422.0	379.7
Short-term investments	327.4	424.5	319.0
Held-to-maturity investments:
Fixed maturity investments	305.5	308.6	305.0
Short-term investments	0.1	0.1	33.8
Other investments	348.6	322.7	278.1
Total investments	5,169.5	5,285.4	5,212.7
Cash	49.4	59.1	41.5
Reinsurance recoverable on unpaid losses	2,629.5	2,699.6	2,842.6
Reinsurance recoverable on paid losses	21.9	20.6	32.4
Premiums receivable	529.2	574.3	517.1
Securities lending collateral	438.9	534.7	528.8
Deferred acquisition costs	200.0	207.8	183.8
Accrued investment income	33.7	33.4	34.8
Ceded unearned premiums	68.1	69.1	38.2
Accounts receivable on unsettled investment sales	76.1	15.7	6.7
Other assets	325.2	304.1	430.8
Total assets	$9,541.5	$9,803.8	$9,869.4
Liabilities
Loss and loss adjustment expense reserves	$4,480.3	$4,594.8	$4,837.7
Unearned premiums	1,005.9	1,046.0	985.2
Debt	757.7	757.7	759.5
Securities lending payable	438.9	534.7	528.8
Preferred stock subject to mandatory redemption (redemption value $300.0, $300.0 and $320.0)	278.4	268.5	262.3
Ceded reinsurance payable	102.8	97.3	71.9
Accounts payable on unsettled investment purchases	8.5	29.0	11.5
Other liabilities	562.5	564.9	635.3
Total liabilities	7,635.0	7,892.9	8,092.2
Common Shareholders’ Equity
Common shares and paid-in surplus	1,084.4	1,111.4	1,115.9
Retained earnings	641.0	616.2	474.4
Accumulated other comprehensive income, after tax:
Net unrealized gains on investments	168.1	168.3	173.1
Net unrealized foreign currency translation gains	12.2	14.3	11.8
Other comprehensive income items	0.8	0.7	2.0
Total common shareholders’ equity	1,906.5	1,910.9	1,777.2
Total liabilities and common shareholders’ equity	$9,541.5	$9,803.8	$9,869.4

ONEBEACON INSURANCE GROUP, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Earned premiums	$466.1	$485.9	$1,873.6	$2,075.9
Net investment income	51.8	43.4	208.5	191.8
Net realized investment gains	31.0	58.6	173.7	163.6
Net other revenues (expenses)	0.9	(9.6)	17.2	38.8
Total revenues	549.8	578.3	2,273.0	2,470.1
Expenses:
Loss and loss adjustment expenses	262.7	289.0	1,089.8	1,283.6
Policy acquisition expenses	87.4	82.5	318.9	379.9
Other underwriting expenses	82.5	106.2	329.4	360.1
General and administrative expenses	2.3	3.7	9.8	15.3
Accretion of fair value adjustment to loss and loss adjustment expense reserves	4.0	5.7	16.0	23.0
Interest expense on debt	11.1	10.7	45.2	45.5
Interest expense - dividends on preferred stock subject to mandatory redemption	7.1	7.6	29.3	30.3
Interest expense - accretion on preferred stock subject to mandatory redemption	9.9	7.8	36.1	28.3
Total expenses	467.0	513.2	1,874.5	2,166.0
Pre-tax income	82.8	65.1	398.5	304.1
Income tax provision	(37.3)	(14.4)	(147.9)	(68.9)
Net income from continuing operations before minority interest and equity in earnings of unconsolidated affiliate	45.5	50.7	250.6	235.2
Equity in earnings of unconsolidated affiliate	—	1.7	—	10.3
Net income from continuing operations	45.5	52.4	250.6	245.5
Income from discontinued operations	—	—	—	1.2
Net income	45.5	52.4	250.6	246.7
Change in net unrealized gains on investments	(0.2)	28.7	(5.0)	15.5
Change in foreign currency translation gains	(2.1)	6.8	0.4	13.2
Change in other comprehensive income items	0.1	(0.3)	(1.2)	0.3
Comprehensive net income	$43.3	$87.6	$244.8	$275.7

Earnings per share - basic and diluted
Income from continuing operations	$0.46	$0.52	$2.51	$2.46
Income from discontinued operations	—	—	—	0.01
Net income	$0.46	$0.52	$2.51	$2.47
Weighted average number of common shares outstanding (1) (2)	99.2	100.0	99.8	100.0

(1)   On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01. The stock split and recapitalization have been reflected retroactively in these financial statements for the 2006 periods presented.

(2)   Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENTS

($ in millions)

(Unaudited)

For the Year Ended December 31, 2007	Primary Insurance Operations	Affiliate Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$1,873.6	$—	$—	$1,873.6
Net investment income	184.5	—	24.0	208.5
Net realized investment gains (losses)	174.5	—	(0.8)	173.7
Net other revenues (expenses)	19.2	—	(2.0)	17.2
Total revenues	2,251.8	—	21.2	2,273.0

Expenses:
Loss and loss adjustment expenses	1,089.8	—	—	1,089.8
Policy acquisition expenses	318.9	—	—	318.9
Other underwriting expenses	329.4	—	—	329.4
General and administrative expenses	2.9	—	6.9	9.8
Accretion of fair value adjustment to loss and lae reserves	—	—	16.0	16.0
Interest expense on debt	3.2	—	42.0	45.2
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	65.4	65.4
Total expenses	1,744.2	—	130.3	1,874.5
Pre-tax income (loss)	$507.6	$—	$(109.1)	$398.5

For the Year Ended December 31, 2006	Primary Insurance Operations	Affiliate Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$1,944.0	$131.9	$—	$2,075.9
Net investment income	182.3	—	9.5	191.8
Net realized investment gains (losses)	165.3	—	(1.7)	163.6
Net other revenues (expenses)	21.8	—	17.0	38.8
Total revenues	2,313.4	131.9	24.8	2,470.1

Expenses:
Loss and loss adjustment expenses	1,180.3	103.3	—	1,283.6
Policy acquisition expenses	332.3	47.6	—	379.9
Other underwriting expenses	360.1	—	—	360.1
General and administrative expenses	3.3	—	12.0	15.3
Accretion of fair value adjustment to loss and lae reserves	—	—	23.0	23.0
Interest expense on debt	2.9	—	42.6	45.5
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	58.6	58.6
Total expenses	1,878.9	150.9	136.2	2,166.0
Pre-tax income (loss)	$434.5	$(19.0)	$(111.4)	$304.1

(1)  The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENTS

($ in millions)

(Unaudited)

For the Three Months Ended December 31, 2007	Primary Insurance Operations	Affiliate Quota Shares (1)	Other	Total

Revenues:
Earned premiums	$466.1	$—	$—	$466.1
Net investment income	44.9	—	6.9	51.8
Net realized investment gains (losses)	31.5	—	(0.5)	31.0
Net other revenues (expenses)	1.4	—	(0.5)	0.9
Total revenues	543.9	—	5.9	549.8

Expenses:
Loss and loss adjustment expenses	262.7	—	—	262.7
Policy acquisition expenses	87.4	—	—	87.4
Other underwriting expenses	82.5	—	—	82.5
General and administrative expenses	0.6	—	1.7	2.3
Accretion of fair value adjustment to loss and lae reserves	—	—	4.0	4.0
Interest expense on debt	0.7	—	10.4	11.1
Interest expense — dividends and accretion on preferred stock subject to mandatory redemption	—	—	17.0	17.0
Total expenses	433.9	—	33.1	467.0
Pre-tax income (loss)	$110.0	$—	$(27.2)	$82.8

For the Three Months Ended December 31, 2006	Primary Insurance Operations	Affiliate Quota Shares (1)	Other	Total

Revenues:
Earned premiums	$485.9	$—	$—	$485.9
Net investment income	40.2	—	3.2	43.4
Net realized investment gains (losses)	59.8	—	(1.2)	58.6
Net other revenues (expenses)	(13.4)	—	3.8	(9.6)
Total revenues	572.5	—	5.8	578.3

Expenses:
Loss and loss adjustment expenses	289.0	—	—	289.0
Policy acquisition expenses	82.5	—	—	82.5
Other underwriting expenses	106.2	—	—	106.2
General and administrative expenses	1.1	—	2.6	3.7
Accretion of fair value adjustment to loss and lae reserves	—	—	5.7	5.7
Interest expense on debt	0.1	—	10.6	10.7
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	15.4	15.4
Total expenses	478.9	—	34.3	513.2
Pre-tax income (loss)	$93.6	$—	$(28.5)	$65.1

(1)  The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.
SUMMARY OF RATIOS AND PREMIUMS
($ in millions)
(Unaudited)

	Primary Insurance Operations
Three Months Ended December 31, 2007 (2)	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses prior to reserve reallocation (3)	60.7%	45.4%	59.6%	56.3%
Impact of reserve reallocation (3)	-78.0%	-3.3%	-13.5%	0.0%
Loss and loss adjustment expenses	-17.3%	42.1%	46.1%	56.3%
Expense	31.8%	39.9%	34.5%	36.5%
Total GAAP combined	14.5%	82.0%	80.6%	92.8%
Total combined prior to reserve reallocation (3)	92.5%	85.3%	94.1%	92.8%
Dollars in millions
Net written premiums	$102.0	$170.7	$154.7	$427.4
Earned premiums	$112.1	$181.0	$172.9	$466.1

	Primary Insurance Operations
Three Months Ended December 31, 2006	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	52.8%	50.4%	65.3%	59.5%
Expense	39.5%	42.8%	35.1%	38.8%
Total GAAP Combined	92.3%	93.2%	100.4%	98.3%
Dollars in millions
Net written premiums	$87.5	$169.5	$174.3	$431.6
Earned premiums	$111.3	$177.7	$197.6	$485.9

	Primary Insurance Operations
Year Ended December 31, 2007 (2)	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses prior to reserve reallocation (3)	57.7%	51.3%	60.4%	58.2%
Impact of reserve reallocation (3)	-20.0%	-0.8%	-3.2%	0.0%
Loss and loss adjustment expenses	37.7%	50.5%	57.2%	58.2%
Expense	30.8%	37.1%	33.6%	34.6%
Total GAAP combined	68.5%	87.6%	90.8%	92.8%
Total combined prior to reserve reallocation (3)	88.5%	88.4%	94.0%	92.8%
Dollars in millions
Net written premiums	$446.2	$727.7	$690.4	$1,864.4
Earned premiums	$436.4	$712.0	$725.0	$1,873.6

	Primary Insurance Operations
Year Ended December 31, 2006	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	54.7%	56.0%	63.5%	60.7%
Expense	34.3%	39.0%	32.4%	35.6%
Total GAAP Combined	89.0%	95.0%	95.9%	96.3%
Dollars in millions
Net written premiums	$437.6	$718.3	$800.6	$1,957.6
Earned premiums	$432.3	$689.3	$822.3	$1,944.0

(1)  Includes results from run-off.

(2)  During the fourth quarter of 2007, we reallocated reserves from our ongoing lines of business to our run-off operations which had the effect of lowering the loss and loss adjustment expense ratios and combined ratios of our ongoing businesses. The reallocation had no net impact on total Primary Insurance Operations.

(3)  Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 14.

ONEBEACON INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE
(in millions, except per share amounts)
(Unaudited)

	December 31, 2007	September 30, 2007	December 31, 2006
Numerator
Common shareholders’ equity	$1,906.5	$1,910.9	$1,777.2
Remaining adjustment of subsidiary preferred stock to face value	(21.6)	(31.5)	(57.7)
Adjusted common shareholders’ equity (1)	$1,884.9	$1,879.4	$1,719.5
Dividends (2)	83.7	63.0	0.0
Adjusted common shareholders’ equity, including dividends (1) (2)	$1,968.6	$1,942.4	$1,719.5

Denominator
Common shares outstanding (3)	98.5	99.7	100.0

Book value per common share	$19.36	$19.17	$17.77

Adjusted book value per common share (1)	$19.14	$18.85	$17.20

Adjusted book value per common share, including dividends (1) (2)	$19.99	$19.48	$17.20

Growth in adjusted book value per common share, including dividends, in the quarter (2)	2.6%

Growth in adjusted book value per common share, including dividends, in the twelve month period (2)	16.2%

(1)   Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 14.

(2)   Includes dividends of $0.21 per common share paid quarterly beginning in March 2007.

(3)   Includes the impact of repurchases of Class A common shares made through the Company's share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.
ADJUSTED COMPREHENSIVE NET INCOME, ADJUSTED NET INCOME AND ADJUSTED OPERATING INCOME
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Comprehensive net income	$43.3	$87.6	$244.8	$275.7
Adjusting items (1)	14.6	14.0	55.1	57.2
Adjusted comprehensive net income (2)	$57.9	$101.6	$299.9	$332.9

Net income	$45.5	$52.4	$250.6	$246.7
Adjusting items (1)	14.6	14.0	55.1	57.2
Adjusted net income (2)	$60.1	$66.4	$305.7	$303.9

Weighted average common shares outstanding (3) (4)	99.2	100.0	99.8	100.0

Adjusted net income per share (2)	$0.61	$0.66	$3.06	$3.04

Net income	$45.5	$52.4	$250.6	$246.7
Less:
Net realized investment gains	(31.0)	(58.6)	(173.7)	(163.6)
Tax effect on net realized investment gains	10.9	20.5	60.8	57.3
Operating income (2)	$25.4	$14.3	$137.7	$140.4
Adjusting items (1)	14.6	14.0	55.1	57.2
Adjusted operating income (2)	$40.0	$28.3	$192.8	$197.6

Weighted average common shares outstanding (3) (4)	99.2	100.0	99.8	100.0

Adjusted operating income per share (2)	$0.40	$0.28	$1.93	$1.98

(1) Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$7.1	$7.6	$29.3	$30.3
Accretion on preferred stock	9.9	7.8	36.1	28.3
Earnings on defeasance, net of tax	(2.4)	(1.4)	(10.3)	(1.4)
Total adjusting items	$14.6	$14.0	$55.1	$57.2

(2)   Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 14.

(3)   On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01. The stock split and recapitalization have been reflected retroactively in these financial statements for the 2006 periods presented.

(4)   Includes the impact of repurchases of common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

		Year Ended December 31, 2007
Numerator:
[A]	Adjusted comprehensive net income (1) (see page 12)	$299.9

[B]	Adjusted operating income (1) (see page 12)	$192.8

	As of December 31, 2007	As of December 31, 2006	Average
Denominator:
Common shareholders’ equity	$1,906.5	$1,777.2	$1,841.9

Less: Remaining adjustment of subsidiary preferred stock to face value	(21.6)	(57.7)

[C] Adjusted common shareholders’ equity (1)	$1,884.9	$1,719.5	$1,802.2

Less: AOCI	(181.1)	(186.9)

[D] Adjusted common shareholders’ equity excluding AOCI (1)	$1,703.8)	$1,532.6	$1,618.2

Returns (1):
Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]	16.6%

Adjusted operating return on average adjusted common shareholders’ equity excluding AOCI [ B / D ]	11.9%

(1)  Represents a non-GAAP financial measure. See Discussion of Non-GAAP Financial Measures which begins on page 14.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that will be redeemed in May of 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 11.

Adjusted book value per common share, including dividends, is a non-GAAP financial measure which is derived by adding back the impact of dividends paid to adjusted book value per common share (a non-GAAP financial measure described above). OneBeacon believes that adjusted book value per common share, including dividends is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share, including dividends is included on page 11.

Adjusted comprehensive net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income to adjusted comprehensive net income is included on page 12.

Adjusted net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income to adjusted net income is included on page 12.

Adjusted net income per common share is calculated by dividing adjusted net income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net income per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net income to adjusted net income is included on page 12. The calculation of adjusted net income per share is also included on page 12.

Operating income is a non-GAAP financial measure that excludes net realized investment gains or losses and the related tax effect from net income.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income to operating income is included on page 12.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income to adjusted operating income is included on page 12.

Adjusted operating income per common share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net income per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income to adjusted operating income is included on page 12. The calculation of adjusted operating income per share is also included on page 12.

Adjusted common shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 11 and page 13.

Adjusted common shareholders’ equity, including dividends, which is used in calculating adjusted book value per common share, including dividends (a non-GAAP financial measure described above), is derived by adding back the impact of dividends paid to adjusted common shareholders’ equity (a non-GAAP measure described above.) The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 11.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 13.

Adjusted common shareholders’ equity excluding accumulated other comprehensive income (AOCI), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding AOCI and the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding AOCI is included on page 13.

Adjusted operating return on average common shareholders’ equity excluding AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) the latest 12 month period by average adjusted common shareholders’ equity excluding AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average common shareholders’ equity excluding AOCI is included on page 13.

Loss and loss adjustment expense ratio prior to reserve reallocation and total combined ratio prior to reserve reallocation are non-GAAP financial measures which are derived by excluding the impact of the reallocation of loss and loss adjustment expense reserves from the loss and loss adjustment expense ratio and the GAAP combined ratio.  During the fourth quarter of 2007, OneBeacon reallocated loss and loss adjustment expense reserves from ongoing lines of business to run-off which reduced the loss and loss adjustment expense ratios and the GAAP combined ratios for OneBeacon’s specialty, commercial and personal lines of business but had no impact on the ratios for OneBeacon’s total primary insurance operations. OneBeacon believes that a presentation excluding the effect of the reserve reallocation on the loss and loss adjustment expense ratios and GAAP combined ratios for specialty, commercial and personal lines is a meaningful supplement for investors to understand the performance of its underwriting units.  The reconciliation of these non-GAAP financial measures to the loss and loss adjustment expense ratio and GAAP combined ratio, the most closely comparable GAAP measures, is included on page 10.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  other factors, most of which are beyond OneBeacon’s control; and

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including OneBeacon’s Form 10K filed February 28, 2007.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.